
PART I.   FINANCIAL INFORMATION

                          GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

                                 CONSOLIDATED STATEMENTS OF INCOME

                          (Dollars in thousands, except per share amounts)
                                 Three Months             Six Months
                                 Ended April 30,          Ended April 30,
                                 1996        1995         1996        1995
Net sales                        $159,212    $184,869     $318,955    $354,927
Other income:
  Interest and other                1,173       1,294        2,028       2,631
  Gain on timber sales              1,106       1,691        2,997       4,717



                                  161,491     187,854      323,980     362,275


Costs and expenses
   (including depreciation of
   $13,063 in 1996 and $11,369
   in 1995):
  Cost of products sold           133,161     146,900      260,595     279,558
  Selling, general and
   administrative                  17,481      17,583       34,766      34,242
  Interest                            270         290          514         716


                                  150,912     164,773      295,875     314,516


Income before income taxes         10,579      23,081       28,105      47,759
Taxes on income                     4,000       8,200       10,700      17,500


Net income                       $  6,579    $ 14,881     $ 17,405    $ 30,259



Net income per share (based on the average number of shares outstanding during the period):

   Based on the assumption that earnings were allocated to Class A and Class B Common Stock to the extent that dividends were actually paid for the year and the remainder were allocated as they would be received by shareholders in the event of liquidation, that is, equally to Class A and Class B shares, share and share alike:

Class A Common Stock                $ .27       $ .60        $ .68       $1.18
Class B Common Stock                $ .31       $ .63        $ .83       $1.31

   Due to the special characteristics of the Company's two classes of stock (see Note 1), earnings per share can be calculated upon the basis of varying assumptions, none of which, in the opinion of management, would be free from the claim that it fails fully and accurately to represent the true interest of the shareholders of each class of stock and in the retained earnings.

See accompanying Notes to Consolidated Financial Statements.
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           GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

                       CONSOLIDATED BALANCE SHEETS

                         (Dollars in thousands)

 ASSETS
                                                       April 30,   October 31,
                                                       1996        1995
CURRENT ASSETS
  Cash and cash equivalents                            $ 34,200    $ 31,612
  Canadian government securities                         18,670      18,981
  Trade accounts receivable--less allowance
   of $789 for doubtful items                            65,047      76,950
  Inventories, at the lower of cost (prin-
   cipally last-in, first-out) or market                 43,546      53,876
  Prepaid expenses and other                             16,201      16,482

 Total current assets                                   177,664     197,901

LONG TERM ASSETS
  Cash surrender value of life insurance                  3,029       2,838
  Interest in partnership                                   -0-       1,091
  Other long term assets                                  7,093       6,977

                                                         10,122      10,906

PROPERTIES, PLANTS AND EQUIPMENT--at cost
  Timber properties--less depletion                       5,059       4,518
  Land                                                   11,000      11,014
  Buildings                                             120,153     104,892
  Machinery, equipment, etc.                            332,903     319,785
  Construction in progress                               46,291      42,102
  Less accumulated depreciation                        (236,864)   (223,456)

                                                        278,542     258,855

                                                       $466,328    $467,662
 LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable                                     $ 27,406    $  35,935
 Current portion of long term obligations                  358          264
 Accrued payrolls and employee benefits                  9,239       10,882
 Accrued taxes--general                                  1,312        1,954
 Taxes on income                                           -0-          126

 Total current liabilities                              38,315       49,161

LONG TERM OBLIGATIONS (interest rates from
 4.81% - 8.00%; payable to 2002)                        14,716       14,101

OTHER LONG TERM LIABILITIES                             16,918       18,305

DEFERRED INCOME TAXES                                   17,215       13,562

 Total long term liabilities                            48,849       45,968

SHAREHOLDERS' EQUITY (Note 1)
 Capital stock, without par value                        9,034        9,034
  Class A Common Stock:
    Authorized 32,000,000 shares;
      issued 21,140,960 shares;
      outstanding 10,873,172 shares
  Class B Common Stock:
    Authorized and issued 17,280,000 shares;
      outstanding 12,001,793 shares
       (13,201,793 in 1995)

  Treasury Stock, at cost                              (41,867)    (40,776)
    Class A Common Stock: 10,267,788 shares
    Class B Common Stock:  5,278,207 shares
       (4,078,207 in 1995)

 Retained earnings                                     415,949     407,665

 Cumulative translation adjustment                      (3,952)     (3,390)

                                                       379,164     372,533

                                                      $466,328    $467,662

See accompanying Notes to Consolidated Financial Statements.
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

           GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS

                        (Dollars in thousands)
        For the six months ended April 30,              1996       1995
Cash flows from operating activities:

Net income                                               $17,405   $30,259
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and depletion                              13,063    11,369
  Deferred income taxes                                    3,659     2,830
  (Increase) decrease:
  Trade accounts receivable                               11,903    (7,257)
  Inventories                                             10,330   (14,861)
  Prepaid expenses and other                                 281    (1,486)
  Other long term assets                                    (307)     (862)
  Increase (decrease):
  Accounts payable                                        (8,529)    1,486
  Accrued payrolls and employee benefits                  (1,643)     (599)
  Accrued taxes - general                                   (642)     (669)
  Taxes on income                                           (126)     (713)
  Other long term liabilities                             (1,387)    3,173

  Net cash provided by operating activities               44,007    22,670

Cash flows from investing activities:

Sales (purchases) of investments in government
  securities                                                 311     4,034
Purchase of properties, plants and equipment             (32,838)  (17,231)

  Net cash used by investing activities                  (32,527)  (13,197)

Cash flows from financing activities:

(Payments) proceeds on long term debt                        709    (7,949)
Acquisition of treasury stock                                -0-    (1,267)
Dividends paid                                            (9,120)   (8,499)

  Net cash used by financing activities                   (8,411)  (17,715)

Foreign currency translation adjustment                     (481)        3

Net increase (decrease) in cash and
  cash equivalents                                         2,588    (8,239)
Cash and cash equivalents at beginning
  of period                                               31,612    29,543

Cash and cash equivalents at end of period               $34,200   $21,304

See accompanying Notes to Consolidated Financial Statements.
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